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


      The following is a transcript of a conference call held on April 4, 2006 between certain executives of Lucent Technologies Inc. and employees of Lucent Technologies Inc.



All-Employee Broadcast
April 4, 2006                                                                  1
--------------------------------------------------------------------------------





       [BEGINNING OF ALL-EMPLOYEE BROADCAST -- PAT RUSSO -- 4/4/06]

      CONFERENCE FACILITATOR: Live from Murray Hill, New Jersey it's the Lucent Technologies All Employee Broadcast for Tuesday, April 4th, 2006. And now here's Mary Lou Ambrus.

      MARY LOU AMBRUS: Welcome, everyone, good morning, good afternoon, good evening. I know everyone's anxious to get started. And in a minute we'll have Pat come up. But before we get going, I just want to remind you. We'll have plenty of time for questions. So if you would like to ask a question on the line, hit star (*) one (1), and the operator will get you in queue. And here in the room, put your hand up. We'll bring a microphone to you. And to call in questions, try 908-582-2138, and we'll try to get to as many of your questions as possible. We're going to get started this morning. We have a short video clip that really summarizes the historic news over the last 48 hours so let's roll the clip.

      [BEGINNING OF VIDEO]

      FEMALE SPEAKER: France's Alcatel and New Jersey based Lucent technologies are combining in a $13.4 billion deal. The merger will create possibly the largest telecom company in the world.

      MALE SPEAKER: Lucent chief, Pat Russo, is going to become CEO of the new entity with combined revenues of 25 billion.

      FEMALE SPEAKER: The new company surpasses Ericsson and challenges Cisco for the top spot in the phone and web equipment market.

      PAT RUSSO: This is truly a defining moment in our industry, for our company, for our customers and for our people.

      MALE SPEAKER: It is a merger of equals. It will be a split towards risk management, 60/40 split in terms of which shareowners own the combined entity.

      MALE SPEAKER: Essentially, these companies match up like chocolate and peanut butter where Lucent's strong, Alcatel's weak. Where Alcatel's strong, Lucent's weak. But their geographic strengths are different. And, frankly, I mean I think it's a perfect jigsaw puzzle. They go right together. In a product portfolio, they also have GSM and UMTS wireless assets that Alcatel and Lucent is number one in the world and CDMA. So it makes a very formidable global carrier.



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April 4, 2006                                                                  2
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      MALE SPEAKER: They want to be the first out there, choose their partner first, choose the best partner that fits with them and be out there and be the largest company, have the most scale and the most breadths across those geographies as well as R&D.

      MALE SPEAKER: The telecom market is in better shape than it was in the last couple years. The outlook is more positive.

      [END OF VIDEO]

      PAT RUSSO: I see we have standing room only here. I apologize if I sound a little nasally. I've been fighting a bit of a cold. Thanks for joining us and hello to all of you here in New Jersey and all around the world. And I should just start by reiterating something I said yesterday. I do think this is a defining moment in our industry, and I think it's a defining moment for our company. I hadn't seen the video clip that the PR team pulled together. But if you just reflect on some of the points that were made, it really does speak to what it is we're doing and why we're doing it.

      Let me tell you how I'd like to spend our time this morning because I think there's an awful lot of excitement about what we have the potential to create here. And I'll talk about that. And I also recognize that along with that excitement, once you get through the powerful statements about largest player, largest competitor and all the wonderful, exciting things, you can quickly get to what does this mean for me, and I want to also spend some time talking about that.

      I don't have any charts or any slides. I really just want to talk to you, and I want to talk about a couple things. I want to talk about why are we merging. So you hear from me what it is that I think you need to understand about why we're merging, why we're merging now and why we're looking at this combination or why we're merging with Alcatel. Then I want to talk a little bit about making sure you all understand how we structured this transaction. And the reason is because there's been a lot written. There will be a lot written. There's a lot of interpretation. People will take one signal here or one signal there and translate it into something that has meaning when it doesn't. And so I really want to articulate how we structure this and why we structured it the way we have. And then I want to talk a bit about how I would ask you to think about it in the context of those things. And then I'll try to do that fairly quickly because I really want to spend the bulk of our time really talking to you about the things that are on your mind and trying to answer your questions. And I'm sure you must have a gazillion, some of which we'll be able to answer and some of which we won't.

      First of all, let me just talk about why. If you look at our industry, think about three things: consolidation, competition and convergence. And if you look at what's happening with our customers, there's clearly consolidation that's been going on all over the world. It's likely to continue. Our customers are looking for their suppliers to be suppliers of significant size and scale, how we're going to be able to bring them a full panoply of end-to-end solutions with the financial capacity and the investment capacity to continue to innovate, which is becoming increasingly important in this industry if you think about

All-Employee Broadcast
April 4, 2006                                                                  3
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what's happening to our customers. So the whole consolidation theme is one that has many tentacles, including the implications, obviously, for those of us who are suppliers to our customers.

      From a competitive standpoint, you all know and see what's happening everyday, that the landscape, that the competitive landscape, is only intensifying. Size and scale and financial capacity really matter in this industry. It matters to be able to have thousands and thousands and thousands of engineers who can innovate and who can develop. It matters to have global scale and scope when you look at where the opportunities are around the world. So from a competitive landscape standpoint, this is an opportunity to create, as you heard others say, the number one truly global player in the industry.

      And then thirdly, why Lucent and Alcatel? If you look at, first of all, this relationship as many of you recall, goes back to 2001. It wasn't an accident in 2001 that we were talking to each other due to the strength and assets of each company, due to the complementarity that exists in both of those companies. So if you look at the assets of Alcatel and the assets of Lucent, while there are clearly some areas that overlap, there is no question. It's actually quite a complimentary fit. It's relatively complimentary from a product standpoint. Alcatel is not in the CDMA business. We are not in the GSM business. So the combination of their assets and our assets makes us a number two, number two in the world in mobility. Alcatel is very strong as you all know in the wireline business. We, obviously, had good strength in that area. The combination is clear unequivocal, number one, in that arena. We have tremendous strength in IMS and next generation networking. We got out ahead of that as you all know, leveraging our wireless and our wireline capability. Alcatel has come at that from a bit of a different direction so when you look at the market, you look at it from the emerging market to the high end of the market. There's actually a nice opportunity for us to leverage our assets. It doesn't mean there won't be some rationalization that has to be done, but our participation in that space is not as directly overlapping as one might think because of how each of us has come at that.

      From a services standpoint, they have a very large services business. They're structured a bit differently than we are. We have a large services business. As a matter of strategy, we both see the need in the industry, the intensification of interest in and need for integration services, network consulting services, professional services, along with the traditional deployment, installation, maintenance, including multivendor maintenance services. So when you bring these two companies together, you have the number two player in services in the world. So when you step back and you ask yourself what are the ingredients, the assets, the capabilities that are absolutely key to be a leader in next generation network, we will be in combination, number one or number two, in every one of the areas that matters. I think that's incredibly compelling from a market positioning and customer capability standpoint.

      When you look at the geographic complementarity, 66% of our business is in North America. Almost 50% of their business is in Europe. When you put our businesses together, you have a geographic profile that companies who truly want to be

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April 4, 2006                                                                  4
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global in this space can only dream about. You have about a third of your business in North America, you have a third of your business in Europe, and you have about a third of your business in Asia/Pacific, China, the Middle East and the Caribbean/Latin American region. So, again, a geographic footprint that looks as much like the market as any company in our industry. So the geographic complementarity is strong as well.

      And then when you take a step back and say what kind of value can you create, a couple of points I would make here. I have not talked to a customer who has not been supportive of the need for consolidation. In fact, I probably have been asked as many times as not when are the suppliers going to consolidate. And the reason customers have been asking us about that is because as they get bigger, as they face the need for more intense competition, they want to know that their partners are big and global and have the capacity to invest along with them. I recall one conversation with a CEO of a very large company here in the U.S., who I won't specifically name, but he got very engaged with me about how important R&D capacity is and how important innovation is from his standpoint in order for him to be able to compete. So tremendous capability there.

      And then if you look at it from a shareholder value creation standpoint, and I know Frank talked about this yesterday when he took you through the messaging that we've been doing. It is absolutely compelling. There is no question. It is compelling. We can create much more value together for our customers, for our shareowners and ultimately for our employees I believe over time, than either one of us can do alone. So a little bit about why. Consolidation, competition, convergence, a little bit about why Lucent and Alcatel.

      Let me also talk about, speak a little bit to the convergence team as well. You know our industry is at the beginning phases of the next wave of technology deployment and adoption with respect to all IP networks. So from a time standpoint, the sooner the better you can bring these assets together and lay out your roadmaps and your plans for customers before that evolution gets too far down the path. So that's a very practical aspect of this.

      Secondly, we really are making the first move in the industry. And I do believe there is a first move advantage. You get to pick your partner. You get to determine whether you have a common vision. You get to be the changers of the landscape while others end up looking around and saying, OK, who's left and how might this work. So from a timing standpoint, I think it's also important to reflect on and think about the first move advantage.

      That's a little bit about the logic. And I know most of you must have seen the presentation so I really don't want to reiterate that.

      Let me say a little bit about how we structured this transaction because it's important to understand, and you will read different things. You know I saw in the

All-Employee Broadcast
April 4, 2006                                                                  5
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European press Alcatel's acquiring Lucent. And so you may see that, or you may hear people say that. That is factually not correct although some might interpret that.

      Let me tell you how we structured this and why we structured it the way we have. And I think it's just important context for you because as you then move to well, how are decisions going to be made about structure and organization and people. It's important to know how we structured this transaction. And it is very different than an acquisition.

      So let me describe an acquisition. An acquisition would be a company much larger than us acquires us. When they acquire us, they pay a premium to our shareowners in order to gain control of the company. Control of the company means you control the board, and you control management. That's what an acquisition really is. I mean it's as simple as that. Frank, did I miss anything? So you acquire, you buy a company for a premium in exchange for control. And let me make one other point. There have been acquisitions that have been called merger of equals. And they have been viewed to have failed as merger of equals because they never really were a merger of equals. They were acquisition masquerading as mergers of equals. And I just think it's important to know that. I won't go into which one, but you all read the press. What we structured, and I'll tell you why we structured it this way, was a true merger of equals. And in a merger of equals, you have to think about two dimensions. There's valuation, and there's management and governance.

      From a valuation standpoint, Alcatel is a larger company than our by about 40 to 50% in terms of revenue. So they are bigger than we are. And, therefore, they are valued higher than we are. So when you structure a merger of equals, you care for the relative size and value of the company in the ultimate ownership of the new company. And so some of you may have read the new combined company will be 60% owned by Alcatel shareowners and 40% owned by Lucent shareowners, and that is how you reflect the size and value differences. That's valuation.

      From a management standpoint, we have structured this as a merger of equals, meaning sharing control, sharing control from a board governance and from a management standpoint. So what we said was, in fact, you've all seen this, obviously Serge Tchuruk, who is the chairman and CEO of Alcatel will become the non-executive chairman. A non-executive chairman is just that. They are non-executive, meaning they chair the board, they care for board agendas, they do not engage in the operational decisions or running of the business. That's the purview as it is here in the U.S. model of the CEO. I will be in that position.

      From a board standpoint, we will be forming what's called the split board which means half of the board members will come from Lucent, half of the board members will come from Alcatel. We will add two new independent board members. The good thing about that by the way is, is we've studied other combinations. The sooner you can get some people on your board who have no history with either of the original companies but are just focused on the new company, it tends to help the board evolve more rapidly. So two new independent board members. We've agreed that they will be

All-Employee Broadcast
April 4, 2006                                                                  6
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European board members because we want to reflect the global nature of the company when you look at the aggregate board profile. So that's the structure from a governance standpoint. I think it's about as perfect from a true merger of equal standpoint as one could structure in this kind of a transaction.

      And then lastly, from a management standpoint, we will have, we've agreed, we've got tremendous talent in both companies. And we've agreed that we will have a management team which, by the way, has really not been announced yet. We've announced some positions. But there's a whole lot of key leadership positions, senior leadership positions, that are yet to be announced along with the organizational structure. And we said we would be best in balance. That's how we've articulated. So that's a little bit about the structure.

      Let me take it now to how you should think about this. And because I know and I talked to folks here yesterday, and I know you quickly get to well, what does this mean. What does it mean to the organization? What does it mean to me? Obviously, I can't do anything other than to communicated with you to assuage what I'm sure is uncertainty about what this means with respect to organizations and people. I would be disingenuous if I tried to do that. What I can tell you is that you ought to reserve judgment about what all this means until we're in a position to communicate more proactively with you about how we plan to transition and how we plan to integrate. So what do I mean by that? Just because executive offices are in Paris doesn't mean all corporate functions will be in Paris. So those are the kinds of things that I just want you all to kind of take a step back from and recognize this combined company is a truly global company. We will have over 30,000 people in North America, 10,000 people in China, tens of thousands of people in Europe, headquarters of businesses in many places, including the U.S. and Europe and China and California.

      And so this company, as I vision, this will be a very global company that will have to learn to work somewhat virtually. We are not going to have all functions and all resources in one place including in the concept of headquarters. That's point one.

      Point two, what will be very important in the combination of this company is a blending, is a true blending of perspective, knowledge, experience, know how of both companies. So as we think about any particular function, whether it's finance, whether it's law, whether it's marketing, whether it's strategy, whether it's the wireline business, a blending of the businesses, a blending of the talent, a blending of the experience, will be very important in order for us to really make this a success.

      So I just wanted to share a little bit of that with you so as you think about how might this thing evolve into a forward, that's some context for you that perhaps you didn't have if you just read. If you just read, here's what we announced, and here's where this is, you can draw conclusions. And my only request of you is don't jump too quickly to a conclusion about what the answer may be because there's some things you may be missing as you do that.

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All-Employee Broadcast
April 4, 2006                                                                  7
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      So let me stop there and really just open it up for things you want to talk about. Frank, come on up because Frank's been, as you might imagine, very heavily involved, as have Cindy and Janet and John and others in the work we've done up to this point. Frank will play an absolutely critical role making sure that we fulfill on the promise of this combination as well as run a big piece of the operation. So let's just talk about the things that are on your mind. Frank, did I leave anything else that I should have said?

      FRANK D'AMELIO: No. In terms of the structure of the deal, just some simple math to help you with how some of those numbers get calculated. When the stock prices closed on Friday, Alcatel was trading at 15.40. We were trading at like 3.05, 3.06. So the math that people do--

      CONFERENCE FACILITATOR: As a reminder, if you have a question from the phone lines, please press star (*) then the number one (1) 1 on your telephone keypad. Again, if you have a question or comment, please press star (*) then the number one (1) 1.

      D'AMELIO: --952 and say, well, gees, were you under water? Was it below market deal by about a nickel? And the answer is no. Because the deal, the sixth exchange ratio wasn't based on the closing price as of Friday. It was based on a period, an interval, kind of a period before that. And then there was an interval when the stock prices didn't matter which was give or take a short period in between when the deal was announced and when that period ended.

      So there's math that goes on which kind of explains some of the comments people are making about below market, above market. Look at it this way. Before the deal, before Alcatel and ourselves commented on the price on the fact that we were in negotiation, our stock was 2.82. Then if you do the calculation based on a 2.82, and then put that over 15.40, you get a much different kind of exchange ratio. It's lower than the 19.52. So I'm just trying to give you a feel for some of the math and how people are commenting on the exchange ratio.

      AMBRUS: We have many, many, many questions. One of the ones I want to start with because I've gotten a lot already, is around the whole issue of Bell Labs, Pat. Are we going to divide any part of Bell Labs and move it to France? What does it mean for the work we're doing with the U.S. government? Will we get resistance from the U.S. government for the work that Bell Labs does, and how are we going to manage that? A lot of concern.

      RUSSO: First of all, Bell Labs, the headquarters of Bell Labs, what Bell Labs is remains unchanged. In fact, my hope is that we are able to expand what Bell Labs is and looks like around the world from a research standpoint. Alcatel, of course, and again, when you get involved in these kinds of discussions, you are always reminded of the pride that each company has in its heritage and its identity and its business as Alcatel has, Alcatel research and innovation. And they have core research that they do, and they have research centers around the world. And, of course, we have Bell Labs,


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All-Employee Broadcast
April 4, 2006                                                                  8
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and you all are familiar with that. So I vision that this is an opportunity to do more from a research standpoint together than either of us could do separately. But make no mistake, we have no intention of dividing up Bell Labs, moving Bell Labs or not having Bell Labs be headquartered exactly where it is.

      With respect to the sensitive U.S. government work, we have arranged for a structure that is a separate U.S. subsidiary headed by a proxy board. We made an announcement yesterday with three outstanding individuals that have already agreed. Jung has done a phenomenal job here. Three outstanding, impressive individuals who have agreed to serve on the proxy board, that's a very typical mechanism used when you have a combination of U.S. and non U.S. interests associated with a company. So that's our plan, and we believe that that's a plan that's workable. It works in other cases for other companies, and we have every expectation that it will work here.

      Now, obviously, we have to get approvals. In fact, I'm leaving right from here to go down to D.C. I have a string of folks to talk to on the Hill who all have an interest in this, and so I'll be doing that until tonight I guess. Did I answer all those.

      AMBRUS: Yes. Before we go to the room, just one other. As you can well imagine, multiple, multiple questions around head count. And really what it gets down to, Pat, is how can you take a fair and balanced approach when you consider the fact that it's almost impossible to lay anyone off in France? What if the majority of the 8800 job cuts have to come from Lucent? And what I might suggest, Pat, is you might reflect on the conversation we had with the employees of Alcatel yesterday about their concern, from that side of the transaction.

      RUSSO: Your concern stems from the chair you sit in and who you're talking to. It was interesting. I'll give you a little bit of this color. I had an opportunity to meet with a hundred Alcatel folks while we were between press conference and industry analyst conference. And their concerns came up very quickly. And, obviously, their concerns stem from the fact that I'm the CEO. And so they look at things we've done, and the fact that I'm an American and said are you going to get out of the enterprise business because you got out of your enterprise business. Are you going to divest certain things? Are you going to move functions to New Jersey that are here? So just as we think about from this side all the things that could happen, there's a whole another group of people over there saying we don't know her. She's American. And what decisions will she make that are going to affect my life? So I just give you that in terms of a little color. It was interesting because they were very quick to raise the concerns they had about things I might do that would impact them.

      AMBRUS: I'm going to just add. And who is she? What is your management style? I think almost every question came down to what can we expect of the kinds of decision that a Pat Russo is going to have because their chairman is beloved to them.

      RUSSO: Now having said that--

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April 4, 2006                                                                  9
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      D'AMELIO: By the way, Pat told them we weren't moving any functions to
Murray Hill, New Jersey. We were going to move functions to Hoboken.

      RUSSO: So the question about it's impossible to cut jobs in France, I would say that's absolutely flat out not correct. If you look at the reductions that Alcatel has taken as a company and the number of jobs they've reduce in France, I would venture to say it's probably equal to what we've done as a company.

      Now the processes are a bit more rigorous, and it may take a little bit longer. But nobody should conclude that we will make our decisions based on do-ability. We're going to make the decisions based on what's in the long-term best interests of the company because there really isn't a country in this world that you can't reduce jobs. It's just a matter of how long does it take and what do you have to do to do it. So concluding that all the reductions will come from Lucent is flat out wrong. And concluding that there can't be any reductions in countries where it's tougher, is also flat out wrong.

      D'AMELIO: Mary Lou, and just remember Alcatel has many people outside of France. They have 10,000 employees in North America, 6,000 employees in the U.S. So they are very much a global company with people global all over the world.

      RUSSO: I think they have 28% of their people are in France and 72% are in other countries of the world. So I got into this discussion. Two things I will tell you for color in case you didn't see it. I'd been asked a lot of questions about the notion of a French company. And I keep getting people to think of this is really a very global company. In fact, Alcatel has many of its business headquarters not in France. Their optical business is in Italy. Their fixed business is in Belgium. Their IT business is in California. Their North American business in Dallas So there's lots of places where they have resources who are part of "what they think of as headquarters."

      Secondly, Serge was asked a question yesterday on the analyst call about how does it feel being the national champion. And his response was national champion of what? We're not the national champion of anything. And the reference was being made to well, you know France and Alcatel. He said, look, we're a global company. We happen to have our headquarters here because we're incorporated in France. But we are a global company, and he goes out of his way to remind people about that because when you look at the facts and the numbers, they truly are a very global company. It's just important to keep in mind. When you think about it to Frank's point, where all the people are. They really are all over the world in both of our cases. You know 40% of our people are outside, 40 almost now up to 50% maybe outside the U.S.

      AMBRUS: I'd like to go to a question on the phone. We have a phone-in question from Whippany.

      CONFERENCE FACILITATOR: You have Jay from Whippany.

      JAY -- of Whippany: Pat, my question would things still remain the same with LRE service and also will Alcatel honor the remaining of the CWA contract?

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April 4, 2006                                                                 10
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      D'AMELIO: I think the short answer to the question, put the first part of the question aside. In terms of the CWA contract, the answer is the contract as is continues. I mean that's really the short answer to the question. And you asked about the CWA. I want to just broaden it and say that answer applies to the CWA and the IBEW. So the contract we have now continues to apply between now and signing or closure. And then once we close, those contracts stay in effect. So the answer is those contracts will continue to stay in effect.

      In terms of service levels, I don't see any changes in service levels. There is clearly going to be rationalization work that will need to be done across all functions that will include facilities. So there will be word rationalization work that needs to be done. But in terms of service levels, I don't see any major changes to service levels at this point.

      JAY -- of Whippany: Thank you.

      AMBRUS: Do we have any questions in the room? Put your hand up and they'll bring the mike for you. Right up here in the back.

      MALE AUDIENCE MEMBER: My question is about Lucent retirees. I mean they're an affected party in this transaction. And my question is do you have a plan to communicate like in a meeting or a series of meetings, e-mail or paper communications with the Lucent retirees to answer their questions about how their benefits and security will be affected?

      RUSSO: First of all, obviously they are absolutely a constituent. I think that's very important to call that out. And, yes, we will be communicating likely via the typical letter, website, those kinds of things, would be probably the better course of communications. And I spent some time in the presentations I did yesterday making sure everyone understood from a pension standpoint, our pensions are adequately funded. Nothing changes with regard to pension benefits or the pension plans or the responsibilities we have in that regard will continue to be overseen from a U.S. ERISA law standpoint. So if you take a step back from a retiree standpoint, one could look at this and say, I am the retiree of a company that will be becoming larger with greater scale, greater scope, greater ability to compete and greater financial capability, just as sort of a general matter. From a pension standpoint, nothing really changes.

      And then from a retiree health standpoint, the issue of retiree health is an issue that has to do with rising costs of health care and what's affordable. And just as we have said that we have to look at what the costs are, balanced in a way with what's affordable, we will continue to have to do that. So from my standpoint, there really is not a change other than the fact that this company will be part of a larger combined company that's got more scale, more breadth and more capacity.

      D'AMELIO: And just to add to what Pat said. The new company, Pat said it really well in her comments. We can do things together that we can't do on our own. That includes that 1.7 billion of synergies, U.S. dollars. Financial success in a company


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April 4, 2006                                                                 11
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benefits all constituents of the company. So it benefits our shareholders, our bond holders, our customers, our employees, our retirees, all constituents. So we are positioning ourselves for what I'll call extreme financial success, and all constituents of the company benefit when a company is successful financially.

      RUSSO: That's the breakpoint.

      AMBRUS: Any other questions? One on the aisle over here.

      MALE AUDIENCE MEMBER: My question is on revenue and financial improvements. With a broader product portfolio and resources now available with the merged company, how do you see that impact on revenue growth going forward compared to the single digit growth that we've experienced in the past?

      D'AMELIO: So we haven't made any projections about revenue growth. And given that we're in kind of a quiet period, I have to be real careful with numbers. But if I tell you the answer, I'd have to kill you. I'm just kidding.

      Here's the way to think about it. The 1.7 billion that I just alluded to has no assumptions on revenue synergies. That is entirely a cost synergy number. There is clearly lots of opportunity for each of us to pull through each other products, point one. I mean they do certain things like in their enterprise business, for example, where they have a strong enterprise business outside of the U.S. and are very much trying to create a good enterprise business in the U.S. I think there's things we can do, for example, there to help them. If you look at the embedded bases that both companies have, whether it's wireline, whether it's mobility, our joint capabilities now to roll those embedded bases. As we move to 3G and mobility, for example, where they have a huge DSM embedded base. Clearly, it's an opportunity for additional revenue upside.

      So the opportunities based on geographic footprint, on customer reach, on the embedded base that these two companies have for increased revenue growth is clearly significant. And we assumed none of that, none of that in the synergies that we communicated over the last couple of days. So clearly significant upside.

      And then in terms of what percentages that translates to, the answer is more than what we've been generating I think as our own company. It's clear the ability to generate more revenue.

      AMBRUS: We have a caller on the line from California. Maybe not. We'll get back to the caller on the line from California. Pat, a couple questions on what are the hurdles and milestones in order to complete the acquisition. And is there any possibility that this may not get to completion?

      RUSSO: You have the classic approval process with respect to the regulatory authority. That would be the U.S. regulatory authority, the European union regulatory authority. We will go through a [?sifius?] which is a process here in the U.S. that we'll look at foreign investment in a U.S. company. We will go through the typical antitrust that Hart, Scott, Rodino reviews that will look to see whether there's any antitrust


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April 4, 2006                                                                 12
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considerations here. And so a set of things that will happen we. We will work.
I mean our objective is to get to closure as quickly as possible. We said six to 12 months. Six is better than 12. That's a function of all the filings and all the work that our teams will have to do in terms of getting this approval. I'm not anticipating based upon what we've looked at that there's an antitrust issue, an anti-competitiveness issue. But that's for the regulatory authorities to decide, and we'll do everything we can to get through those hurdles successfully. I think the proactive step we took with respect to the formation of the subsidiary and the leadership of the members that we named, I think will help. It can only help in working through the Washington review of this. So those are some of the hurdles.

      Now what we've got to do, obviously, while that's going on, is we've got to begin to do transition planning and distinguish, obviously, planning from execution. It would be my goal that we do as much planning as we can between now and close with a planning team, by the way, full time. And then on the day we close, we're really ready to start executing and implementing the integration plan. That would be ideal where there's clarity around who's in what job, who's in charge, what are the things that have to be done. That's what you'd like to do. So we will have a set of milestones along the way from a planning standpoint to get us up to closing and then we will have yet another set of critical integration milestones that we'll all be running against as we actually are a combine company.

      AMBRUS: Any questions in the room?

      RUSSO: One minor detail. Our shareowners need to approve this. So we will have to call a shareowners' meeting, and we will have to present the case and let the shareowners vote on this transaction as will Alcatel. So we both have to go through shareholder votes. Thank you for reminding me.

      AMBRUS: I know there's a question in the back. Before we get to the question in the back of the room, Pat, I have a lot, a lot of questions around concerns on benefits. How can my pension be secure if Alcatel is a foreign company? How do I know that there will be a pension? What does it mean to my 401(k)? What does it mean to our employee stock options?

      RUSSO: I want Frank to explain. Let me say this. And Bill Carappezzi and Frank and Mark Gibbon are probably more the experts on this. When you look at these kinds of combinations, there is a whole host of legal, financial structuring that goes on with parent companies and subsidiaries and a whole set of things we will not take you through, that cares for these kinds of things. So
(a) you just need to know that. Having said that, let me know, let Frank take a crack at dealing with... Or Bill or Mark, if you want to jump in on the terms of the structure around pension.

      D'AMELIO: Bill, what I'm going to do is just at a high level talk about the new legal structure of the company. And, by the way cause--

      RUSSO: Can we do that?

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      D'AMELIO: Yes. There's been lots of folks that have been working on that.
Bill Carapezzi, Mark Gibbons, John Krismacher, myself, Chris McCarthy, from a tax perspective, lots of people from all over the organization. But, I mean, at a macro level, put the pension aside for a minute, I'll come back to it, when you merge companies, you want to make sure you maximize every element of value creation. So one of the things that we've been getting asked, for example, is why France? Just to start at a macro level. The reason we chose France is where we wanted the company to be "incorporated," is because it maximizes our tax value. We, both companies, have significant deferred tax assets, significant NOLs, and it just turns out, when you look at the various tax laws of the different countries, France was the most favorable for the combined companies. So to just give you a feel for some of the things that we've been looking at, relative to this kind of an issue.

      So now, let's get to the pension. The pension obligations of Lucent, will continue to remain with what I'll call, the U.S. entity, that is currently Lucent. That legal entity will remain. Those obligations will remain part of that legal entity.

      Now, I want to just connect some dots. Pat talks about that separate sub that we're creating for some of our government business. Think about the Lucent legal entity as it exists today, we're going to drop a sub, visually, right off of that legal entity, but it's part of the Lucent U.S. parent entity today. That parent entity is what will continue to own the obligation of our pension and the like.

      So, there's a whole lot more that goes with that. Alcatels clearly putting an entity in the U.S., that will be part of our U.S. entity. But the real U.S. entity will be the Lucent legal entity as we know it today. And then they'll be some other entity to get established as well.

      So, from a pension perspective, really, the obligation to those pensioners, remains the same, it's that same legal entity that exists today. That's the way to think about it.

      Bill, did I miss anything? And we intend to honor that obligation. Right.

      RUSSO: The other thing, I think it's important to know is, regardless of where a company is incorporated... right, you think about a lot of pharmaceutical companies that have consolidated, that's an industry that I think is a good example of cost border consolidation, Glaxso, Smith Kline, Astrozenica, Sinafee Aventis, Pharmacia and Upjohn, and just a whole host of pharmaceutical consolidations between U.S. companies and European companies.

      What's important to know is, regardless of where the actual parent incorporation of a company is, the company, the subsidiary, in the operations of those companies, have to abide by the laws of the companies in which they're doing business. OK, so it's just another dimension of this with respect to incorporated in France, U.S. subsidiaries, U.S. laws governing U.S. pension plans. All of those things remain in effect, in terms of the need for compliance and being governed and guided by.



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April 4, 2006                                                                 14
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      What did we miss on that?

      FEMALE SPEAKER: No, you got it.

      RUSSO: We got it? OK.

      FEMALE SPEAKER: Yes.

      JOHN: Frank, I was just... you talked about the liability sense with the... you talked about the liability staying with the legal entity in the U.S., we should also talk about the asset-side of the equation.

      RUSSO: Yes.

      JOHN: Right? The assets--

      RUSSO: Yes, good point, John.

      JOHN: Which are very important, right? You want to ensure that the assets are protected for the benefit of the retirees. The assets in support of these plans are held in trust for the benefit of the plan participants, and that doesn't change. And, there's no access for someone to come in and strip out the assets that support these liabilities. The remaining trust on the after the plan participants.

      RUSSO: Yeah, thank you, John.

      D'AMELIO: Very good point.

      RUSSO: Great point.

      D'AMELIO: And the assets exceed the liabilities, which is always a good directionally correct thing.

      RUSSO: And then, I'm sorry, and then I think I remember something on auction.

      AMBRUS: Yes, [?Pat's?] option.

      RUSSO: So, the plan here... keep me honest, guys, John and... there will be a convergence as this deal closes, options in Lucent will be converted into the security of the new combined company, and all the exchange ratios, etc., that affect that. Is that right, John?

      JOHN: Yes.

      AMBRUS: Do we have a question in the back of the room?

      FEMALE AUDIENCE MEMBER: Frank and Pat, a question, this has been positioned, as you indicated, a merger of equals. Where we're weak, they're strong, and vice, versa. And as you go through the integration and all the work that you have to do

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between now and close, what's the biggest challenge? Or do you even see a concern as you're going through the integration and a process to get us to the clues?

      And the second piece of that is as you're going along, are you going to be in a quiet period, or how much are you going to be communicating to the employees, or how frequently will we know where we are in the process of going towards the close?

      RUSSO: OK. Did you say what are the concerns?

      This is a massive job of integrating two companies. OK, so when I think about what weight do we now carry around, it's... You know, we are two very large global companies, and we have a lot of work to do to get these companies combined, and it will take, even after close, you know, it will take awhile before you're truly integrated as one company. Right? You know that. So our expectations shouldn't be, Day 1, everything is integrated, systems are integrated. It generally doesn't work that way. So, in terms of a concern, we have a lot of work to do.

      OK, now, having said that, I've seen what the people in this company, and I think the Alcatel folks would tell you, what they've done, as we've weathered the storm and made the changes we've made. I mean we've gone through radical change, as a company, both since our birth, as Lucent. Right? With a big run-up in the industry, and then all the change we've gone through. I think we have incredibly smart people. Incredibly dedicated people. So, are we up to the task? We're absolutely up to the task. There's no question in my mind. And from what I observed, at least, either directly or second hand, from the work that went on by the senior leaders who got together in advance of this, the ability to communicate with each other, understand each other, collaborate around what's going on in the industry, and reach a good business decision, I have confidence we'll be able to do that. Right? I have confidence we'll be able to do that. It's just the sheet magnitude of all of the things that have to be cared for.

      And, you know, in fact, as Frank and I were talking about, kind of integration and operations, and you think about all kinds, you know, real estate, information systems, how we do supply chain, how they do supply chain. I mean, there's just... you know, every function of every company. So, we have a lot of work to do. We're up to it. We just need to plan for it and manager it well. We're going to need to be guided. You know, my next step, and Frank and I talked about this, I need some guidance from our outside advisers around how to do transition planning, within what's allowable, and then how do you communicate along the way? So, I don't know exactly yet, what we're going to be able to do by when, but by next week I will. Believe me, we just need a little bit of time here to get the kind of advice and guidance around. We've never done this before. So, how do you manage these? And we'll go the full on companies that have done it well, and companies that have not done it well. And I think there re some good examples.

      D'AMELIO: Two other comment, if I may Mary Lou. One is, at least, the assumption out of the shoot is we can plan and plan and plan, we just can't implement the plans. And then the attorneys would tell us whether we have to pull back on that a little bit.

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April 4, 2006                                                                 16
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      But I want to just come back to the question, Karen, which is, what are we most concerned about? Let me tell you what I'm most concerned about. Even despite that massive effort that we got to do on integration, we're still two separate companies.

      RUSSO: Yeah, a great point!

      D'AMELIO: We have to execute flawlessly, our own plans, and between now and when this deal closes. So what does that mean? Today's April the 4th, you know, we're right at the beginning of Q3. We need to have a terrific Q3, and then we need to have a terrific Q4. As a company we didn't have a terrific Q1. Right? And we're going to report-out on Q2 in a couple of weeks, so I can't comment on that.

      But, what's most incumbent upon us right now is, to deliver on our plan. To delver on the Q3 plan. To deliver on the Q4 plan. Because we want to make sure we show strong over the remainder of the fiscal year, regardless of what we're doing on the merger-side.

      RUSSO: Yeah, that is a great point, and I was going to get there. We got to execute our plan as they exist. And, 99% of the people in the company need to be doing that, while we have a transition planning team working on... you know, reaching into the organization as appropriate, but we've got to keep separate running and executing our business from planning for this transaction. That, I think, will give us the greatest chance of near-term success, which we need -- and then longer term success, which obviously we expect. But we got to stay focused on our plans at-hand, and execute on them.

      AMBRUS: The only thing I'd add to that, Pat and Frank, is we've set up on our internal website a spot where we're getting information on whatever we have, in terms of updates, around the merger announcement. So continue to check there, we'll work with our legal colleagues on what we can put there, but we'll be communicating for sure through that website with any updates, as we go through this process.

      Do we have any other questions in the room? One in the back.

      FEMALE AUDIENCE MEMBER: Hi. My question is related to internal controls and operations. And I'd like to know if you can share with us what ERP systems are used at Alcatel to manage their internal business operations? And also if they support an insource or outsource model? And if there are any controls or regulations used or required, similar to what we do in the U.S., in support of Sarbanes-Oxley?

      D'AMELIO: I can do this, and then if I miss anything, there's lots of folks in the room that'll help me. So in terms of their model on insourcing or outsourcing, for the most part -- I'm assuming you mean manufacturing -- for the most part, they do their own manufacturing. So that's one of the areas where we have different business models. Most of our manufacturing, in fact almost all of our manufacturing, is outsourced. And now primarily with two manufacturers, two EMSs, where most of their manufacturing is done by their own factories. So that's clearly an area where we'll have to work our way through what's the right model.

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April 4, 2006                                                                 17
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      And by the way, on many of these I always say, we shouldn't get caught up in an 'or'. In many of these, the answer may be an 'and'. It doesn't have to be insourcing or outsourcing, it could be insourcing and outsourcing. It turns out, they get some interesting benefits from having their own manufacturing that we haven't had access to.

      So what do I mean? Because they have a lot of their own local content, in places like France, Germany and China, they get access to some export financing that we haven't been able to get access to for customer financing. So there's some interesting benefits from their model that we'll obviously need to study as we work our way forward. Point One.

      Point Two, on the whole governance model relative to 404 and Sarbanes, we had a thorough, exhaustive due diligence effort that was led by folks, many of whom in this room -- Bill Carapezzi and his team, very much involved -- and we are comfortable with what I'll call clearly our governance model. And then as we merge, I'll call it coming together of our model with what they're doing in this area.

      So we are comfortable with, through our diligence process, through many discussions with their senior folks in this area, what we do today, what they do today, and then how it'll come together post-merger.

      And then in terms of their systems, they clearly have a systems environment that's good, but like ours, can be improved. They use, they have aspects of SAP, they have MFG PRO, so they have some systems very similar to some of the things we do. But systems in general, for both companies, I think, are clearly an area of opportunity as we go forward.

      AMBRUS: Thanks, Frank. We probably have time for one more question, because Pat does have to leave to go to Washington. But I know Rebecca has someone up on the aisle.

      FEMALE AUDIENCE MEMBER: Hi. I know back in 2001, I believe it's in August, we started negotiations with Alcatel, right? And I'd like to know what [?failed then?], and what changed in subsequent years, besides the obvious growth of both companies? In terms of your negotiation strategy, what made you feel this time around it could be successful?

      RUSSO: That's a great question. I wasn't here in 2001, I think it was May, actually. I'm not suggesting that made the difference.

      [LAUGHTER]

      [APPLAUSE]

      I only said that because I'm not sure I'm as credible to answer the question as you might like, so I'll defer to Frank, who was here.

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      [LAUGHTER]

      I will tell you what Serge said yesterday -- where's John DeBono? -- when asked. And John was trying to figure out if this was a French name, a French translation of an English name. What Serge said was, "They mayonnaise just didn't stick."

      [LAUGHTER]

      And so John was wondering if that was really chemistry or something, right? But I'll... my view is, it just wasn't right. Things didn't come to closure in a way that both sides felt good about. And in the end, that's what you need to do. When you put a deal like this together, it's a matter of what are you willing to compromise, what are you willing not to compromise? How compelling is the vision and the opportunity? And that really informs your ability to get something done.

      I will tell you, and then I'll let Frank go back five years, I think I have a very good working relationship with Serge. I have great respect for him; he's tremendously admired by the people of Alcatel, he's a straight-up guy. He unfortunately was going to be here, but can't. He has a family matter he's dealing with, and so he regretted not being able to be here. But I think if you got to know him, you'd like him.

      And so I think we have good chemistry, and I think we reached an agreement that's compelled by the possibilities we can create together, and we were able to work out the things that were important from our side and from their side.

      D'AMELIO: Just two quick comments. I think one is, no fine wine should be consumed before its time.

      [LAUGHTER]

      I think the fine wine wasn't ready to be consumed back in 2001. And then I think in terms of--

      RUSSO: [unintelligible] have time to think about [unintelligible]

      D'AMELIO: I got to play off the mayonnaise answer.

      [LAUGHTER]

      And then two, you all have heard me talk about our continuum as a company, about survive, stabilize, thrive. Back then, the whole industry, including both companies, was very much in what I'll call survival mode. And we got into philosophical differences about where each company was respectively on that continuum. And those philosophical differences drove some, I'll call it heated negotiations, relative to the merger agreement, that wound up not getting done. So I think it was nothing more than the timing wasn't right.

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      AMBRUS: OK. Pat, one other question, before we wrap up. Because I know this is on a lot of people's minds, will we get a brand-new name? Is it going to be a combination of the current names? And how are we going to go about this process?

      RUSSO: I could share with you some funny e-mails I've gotten...

      [LAUGHTER]

      Alcasys, Lucatel, for example. Here's what we said. We will determine what the name is at a later date. You shouldn't conclude from that it won't be some combination of names today, or that it will in fact be a new name. I think we have some work to do to look at what's the brand equity. Because both companies have equity in the brand around the world. They do vary, by the way. There are parts of the world where Alcatel's brand equity is stronger than ours because they do business much more significantly in a part of the world than we do, and vice versa.

      What we have said is, it won't be one or the other, so it won't be either/or. It will be something that is either a combination or a new name, and that'll really be informed by what's the cost of creating new equity, versus the value of leveraging current equity? And we've got some more work to do. I do know that Bell Labs, and the name Bell Labs, Bell Labs Innovation, or Bell Labs Research and Innovation, clearly has value, and I would expect we're going to continue to want to find a way to obviously leverage that. But again, we haven't drawn any decisions on that. And then we'll have to determine from that, do we change the [?Tucks stop ticker?] or not, etc.? So those are things to come.

      AMBRUS: Do you want to wrap up?

      RUSSO: I just... I hope this has been helpful, at least in terms of -- I see some heads nodding -- I hope it's been helpful to give you all a bit of, not just all the great positive things about the combination, because you've been hearing a lot about that. And the external reaction I think substantiates the significance of this, defining aspects that this creates in the industry. So I didn't spend a lot of time there.

      But I hope it was helpful in giving you a bit more color, so you can think about what are the implications of this potentially, with a bit more light than perhaps you've been able to glean by just reading things or interpreting. In the end, though, I'd ask as we go forward, please stay focused on executing the plans we have for 2006. We really need to deliver and demonstrate that on our own we can meet our expectations and do what's expected of us.

      And at the same time, as you look forward, think about the power of what we have the opportunity to create, with the first largest, truly global player in the industry, that with a portfolio that would be absolutely best-in-class, in terms of breadth and scale, financial resources and capabilities beyond what either of us could have alone, a breadth of talent and assets, intellectual property assets, engineering assets, all around the world, a geographic footprint that looks like the global market. I could go on and on; it is compelling.

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      And from my standpoint, I think for all of us as we go forward, while we will go through a rationalization, this is my view about accelerating our growth and our possibilities in the market. That's what it's really ultimately about, because that's where the long-term value will really come from.

      So thanks for your interest, thanks for your patience, and let's go forward and stay focused.

      AMBRUS: Thanks, Pat.

      [APPLAUSE]

      [END OF ALL-EMPLOYEE BROADCAST -- PAT RUSSO -- 4/4/06]

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This transcript contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's Form 10-K for the year ended September 30, 2005 and Alcatel's Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the US Securities and Exchange Commission. Except as required under the US federal securities laws and the rules and regulations of the US Securities and Exchange Commission, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this transcript, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

      In connection with the proposed transaction, Alcatel and Lucent intend to file relevant materials with the Securities and Exchange Commission (the "SEC"), including the filing by Alcatel with the SEC of a Registration Statement on Form F-6 and a

Registration Statement on Form F-4 (collectively, the "Registration Statements"), which will include a preliminary prospectus and related materials to register the Alcatel American Depositary Shares ("ADS"), as well as the Alcatel ordinary shares underlying such Alcatel ADSs, to be issued in exchange for Lucent common shares, and Lucent and Alcatel plan to file with the SEC and mail to their respective stockholders a Proxy Statement/Prospectus relating to the proposed transaction. The Registration Statements and the Proxy Statement/Prospectus will contain important information about Lucent, Alcatel, the transaction and related matters. Investors and security holders are urged to read the Registration Statements and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus and other documents filed with the SEC by Lucent and Alcatel through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statements and the Proxy Statement/Prospectus when they become available from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

           Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

      Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Alcatel's Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.